Exhibit 99.1

Financial Contact: Mike Knapp Knowles Investor Relations Phone: (630) 238-5236 Email: mike.knapp@knowles.com

Knowles Reports Q2 2020 Financial Results and Provides Outlook for Q3 2020

Q2 Sales of MEMS microphones and Precision Devices Better-Than-Expected
Cash From Operations of $27 Million in Q2
Expect Q3 Revenue to Increase 26 Percent Sequentially at Midpoint of Guidance

ITASCA, Ill., Jul. 29, 2020 - Knowles Corporation (NYSE: KN), a market leader and global provider of advanced micro-acoustic, audio processing, and precision device solutions, today announced results for the quarter ended June 30, 2020.

“We delivered better than expected sales of MEMS microphones and Precision Devices during the quarter. In Hearing Health, revenue was down close to 50 percent from normal demand due to COVID-19 with sales increasing each month as we moved through Q2,” said Jeffrey Niew, president and CEO of Knowles.

“I’m pleased with the efforts of our employees around the globe as they worked diligently through this difficult period and allowed us to deliver positive operating cash flow in Q2. As we look to Q3, I anticipate strong sequential growth in revenue and earnings driven by Hearing Health and MEMS microphones. Knowles remains uniquely positioned across the markets we serve and I believe our strategy to deliver high value, differentiated solutions to a diverse set of growing end markets will enable us to come out of this pandemic well positioned to take advantage of future growth,” continued Niew.

Financial Highlights
The following table highlights the Company’s financial performance on both a GAAP and supplemental non-GAAP basis for continuing operations (in millions, except per share data):

	Q2FY20	Q1FY20	Q2FY19
Revenues	$152.2	$163.1	$205.2
Gross profit	$47.8	$56.2	$76.4
(as a % of revenues)	31.4%	34.5%	37.2%
Non-GAAP gross profit	$49.1	$58.2	$78.1
(as a % of revenues)	32.3%	35.7%	38.1%
Diluted (loss) earnings per share *	$(0.21)	$(0.14)	$0.06
Non-GAAP diluted (loss) earnings per share	$(0.01)	$0.03	$0.22
* Current period results include $7.6 million in restructuring charges and other expenses, $4.1 million in stock-based compensation, and $3.2 million in amortization of intangibles.

Third Quarter 2020 Outlook
The forward looking guidance for the quarter ending September 30, 2020 on a continuing operations basis is as follows:

	GAAP	Adjustments	Non-GAAP
Revenues	$185 to $200 million	—	$185 to $200 million
Gross Profit Margin	34.5% to 37.5%	0.5%	35.0% to 38.0%
EPS	$0.09 to $0.15	$0.08	$0.17 to $0.23

Q3 2020 GAAP results are expected to include approximately $0.05 per share in stock-based compensation and $0.03 per share in amortization of intangibles and debt discount.

Non-GAAP Financial Measures
In addition to the GAAP results included in this press release, Knowles has presented supplemental non-GAAP gross profit, earnings before interest and income taxes, adjusted earnings before interest and income taxes, non-GAAP diluted earnings per share, as well as other metrics on a non-GAAP basis that exclude certain amounts that are included in the most directly comparable GAAP measure to facilitate evaluation of Knowles’ operating performance. Non-GAAP results are not presented in accordance with GAAP. Non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies. Knowles believes that non-GAAP measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating Knowles’ performance for business planning purposes. Knowles also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles’ opinion, do not reflect its core operating performance including, for example, stock-based compensation, certain intangibles amortization expense, fixed asset impairment charges, restructuring, production transfer costs, and other charges which management considers to be outside our core operating results. Knowles believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the reconciliation table accompanying this release.

Webcast and Conference Call Information
Investors can listen to a live or replay webcast of the Company’s quarterly financial conference call at http://investor.knowles.com. The live webcast will begin today at 3:30 p.m. Central time. The webcast replay will be available after 7:00 p.m. Central time today.

Investors can also listen to the conference call at 3:30 p.m. Central time today by calling (833) 968-1978 (United States) or (647) 689-6646 (International). The conference call replay will be available after 7:00 p.m. Central time today through 11:59 p.m. Central time on August 5, 2020 at (800) 585-8367 (United States) or (416) 621-4642 (International). The conference ID is 9685074.

About Knowles
Knowles Corporation (NYSE: KN) is a market leader and global provider of advanced micro-acoustic, audio processing, and precision device solutions, serving the mobile consumer electronics, communications, medtech, defense, automotive, and industrial markets. Knowles uses its leading position in MEMS (micro-electro-mechanical systems) microphones and strong capabilities in audio processing technologies to optimize audio systems and improve the user experience in mobile, ear, and IoT applications. Knowles is also the leader in acoustic components, high-end capacitors, and mmWave RF solutions for a diverse set of markets. Knowles’ focus on the customer, combined with unique technology, proprietary manufacturing techniques, rigorous testing, and global scale, enables it to deliver innovative solutions that optimize the user experience. Founded in 1946 and headquartered in Itasca, Illinois, Knowles is a global organization with employees in over a dozen countries. The company continues to invest in high value solutions to diversify its revenue and increase exposure to high growth markets. For more information, visit knowles.com.

Forward Looking Statements
This news release contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, such as statements about our future financial performance, our continued business operations during the COVID-19 pandemic and expectations for continued investments. The words “believe,” “expect,” “anticipate,” “project,” “estimate,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “objective,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made. The statements in this news release are based on currently available information and the current expectations, forecasts, and assumptions of Knowles’ management concerning risks and uncertainties that could cause actual outcomes or results to differ materially from those outcomes or results that are projected, anticipated, or implied in these statements, including risks relating to the COVID-19 pandemic and governmental responses to it, including but not limited to, the impact on our supply chain, customer demand, and costs associated with our operations. Other risks and uncertainties include, but are not limited to: unforeseen changes in MEMS microphone demand from our largest customers, in particular, two North American, a Korean, and Chinese OEM customers; our ongoing ability to execute our strategy to diversify our end markets and customers; our ability to stem or overcome price erosion in our segments; fluctuations in our stock's market price; fluctuations in operating results and cash flows; our ability to prevent or identify quality issues in our products or to promptly remedy any such issues that are identified; the timing of OEM product launches; risks associated with increasing our inventories in advance of anticipated orders by customers; global economic instability; the impact of changes to laws and regulations that affect the Company’s ability to offer products or services to customers in different regions; risks associated with shareholder activism, including proxy contests; our ability to achieve continued reductions in our operating expenses; the ability to qualify our products and facilities with customers; our ability to obtain, enforce, defend or monetize our intellectual property rights; difficulties or delays in and/or the Company’s inability to realize expected cost synergies from its acquisitions; increases in the costs of critical raw materials and components; availability of raw materials and components; managing new product ramps and introductions for our customers; our dependence on a limited number of large customers; our ability to maintain and expand our existing relationships with leading OEMs in order to maintain and increase our revenue; increasing competition and new entrants in the market for our products; our ability to develop new or enhanced products or technologies in a timely manner that achieve market acceptance; our reliance on third parties to manufacture, assemble, and test our products and sub-components; escalating international trade tensions, new or increased tariffs and trade wars among countries; financial risks, including risks relating to currency fluctuations, credit risks and fluctuations in the market value of the Company; market risk associated with fluctuations in commodity prices, particularly for various precious metals used in our manufacturing operation, and changes in tax laws, changes in tax rates and exposure to additional tax liabilities; and other risks, relevant factors, and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, subsequent Reports on Forms 10-Q and 8-K and our other filings we make with the U.S. Securities and Exchange Commission. Knowles disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

INVESTOR SUPPLEMENT - SECOND QUARTER 2020

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions, except share and per share amounts)
(unaudited)

	Quarter Ended
	June 30, 2020	March 31, 2020	June 30, 2019
Revenues	$152.2	$163.1	$205.2
Cost of goods sold	103.5	105.5	128.4
Restructuring charges - cost of goods sold	0.9	1.4	0.4
Gross profit	47.8	56.2	76.4
Research and development expenses	22.6	25.7	25.0
Selling and administrative expenses	31.1	36.2	38.9
Restructuring charges	6.5	3.9	0.1
Operating expenses	60.2	65.8	64.0
Operating (loss) earnings	(12.4)	(9.6)	12.4
Interest expense, net	4.1	3.7	3.6
Other expense (income), net	1.9	(2.7)	(0.5)
(Loss) earnings before income taxes and discontinued operations	(18.4)	(10.6)	9.3
Provision for income taxes	1.1	2.2	3.4
(Loss) earnings from continuing operations	(19.5)	(12.8)	5.9
Earnings from discontinued operations, net	—	3.7	—
Net (loss) earnings	$(19.5)	$(9.1)	$5.9

(Loss) earnings per share from continuing operations:
Basic	$(0.21)	$(0.14)	$0.06
Diluted	$(0.21)	$(0.14)	$0.06

Earnings per share from discontinued operations:
Basic	$—	$0.04	$—
Diluted	$—	$0.04	$—

Net (loss) earnings per share:
Basic	$(0.21)	$(0.10)	$0.06
Diluted	$(0.21)	$(0.10)	$0.06

Weighted-average common shares outstanding:
Basic	91,589,156	91,795,980	91,018,213
Diluted	91,589,156	91,795,980	92,507,279

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions, except share and per share amounts)
(unaudited)

	Six Months Ended
	June 30, 2020	June 30, 2019
Revenues	$315.3	$385.0
Cost of goods sold	209.0	239.2
Restructuring charges - cost of goods sold	2.3	0.9
Gross profit	104.0	144.9
Research and development expenses	48.3	49.7
Selling and administrative expenses	67.3	76.5
Restructuring charges	10.4	1.9
Operating expenses	126.0	128.1
Operating (loss) earnings	(22.0)	16.8
Interest expense, net	7.8	7.1
Other (income) expense, net	(0.8)	0.5
(Loss) earnings before income taxes and discontinued operations	(29.0)	9.2
Provision for income taxes	3.3	6.0
(Loss) earnings from continuing operations	(32.3)	3.2
Earnings from discontinued operations, net	3.7	—
Net (loss) earnings	$(28.6)	$3.2

(Loss) earnings per share from continuing operations:
Basic	$(0.35)	$0.04
Diluted	$(0.35)	$0.03

Earnings per share from discontinued operations:
Basic	$0.04	$—
Diluted	$0.04	$—

Net (loss) earnings per share:
Basic	$(0.31)	$0.04
Diluted	$(0.31)	$0.03

Weighted-average common shares outstanding:
Basic	91,721,440	90,780,035
Diluted	91,721,440	92,184,274

KNOWLES CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (1)
(in millions, except share and per share amounts)
(unaudited)

	Quarter Ended			Six Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Gross profit	$47.8	$56.2	$76.4	$104.0	$144.9
Gross profit as % of revenues	31.4%	34.5%	37.2%	33.0%	37.6%
Stock-based compensation expense	0.4	0.5	0.4	0.9	0.8
Restructuring charges	0.9	1.4	0.4	2.3	0.9
Production transfer costs (2)	—	0.1	0.9	0.1	1.4
Non-GAAP gross profit	$49.1	$58.2	$78.1	$107.3	$148.0
Non-GAAP gross profit as % of revenues	32.3%	35.7%	38.1%	34.0%	38.4%
Research and development expenses	$22.6	$25.7	$25.0	$48.3	$49.7
Stock-based compensation expense	(1.4)	(2.4)	(2.3)	(3.8)	(4.4)
Intangibles amortization expense	(1.4)	(1.4)	—	(2.8)	—
Non-GAAP research and development expenses	$19.8	$21.9	$22.7	$41.7	$45.3
Selling and administrative expenses	$31.1	$36.2	$38.9	$67.3	$76.5
Stock-based compensation expense	(2.3)	(0.6)	(4.6)	(2.9)	(8.8)
Intangibles amortization expense	(1.8)	(1.9)	(1.7)	(3.7)	(3.5)
Other (3)	(0.2)	(0.2)	(2.8)	(0.4)	(4.8)
Non-GAAP selling and administrative expenses	$26.8	$33.5	$29.8	$60.3	$59.4
Operating expenses	$60.2	$65.8	$64.0	$126.0	$128.1
Stock-based compensation expense	(3.7)	(3.0)	(6.9)	(6.7)	(13.2)
Intangibles amortization expense	(3.2)	(3.3)	(1.7)	(6.5)	(3.5)
Restructuring charges	(6.5)	(3.9)	(0.1)	(10.4)	(1.9)
Other (3)	(0.2)	(0.2)	(2.8)	(0.4)	(4.8)
Non-GAAP operating expenses	$46.6	$55.4	$52.5	$102.0	$104.7
(Loss) earnings from continuing operations	$(19.5)	$(12.8)	$5.9	$(32.3)	$3.2
Interest expense, net	4.1	3.7	3.6	7.8	7.1
Provision for income taxes	1.1	2.2	3.4	3.3	6.0
(Loss) earnings from continuing operations before interest and income taxes	(14.3)	(6.9)	12.9	(21.2)	16.3
(Loss) earnings from continuing operations before interest and income taxes as % of revenues	(9.4)%	(4.2)%	6.3%	(6.7)%	4.2%
Stock-based compensation expense	4.1	3.5	7.3	7.6	14.0
Intangibles amortization expense	3.2	3.3	1.7	6.5	3.5
Restructuring charges	7.4	5.3	0.5	12.7	2.8
Production transfer costs (2)	—	0.1	0.9	0.1	1.4
Other (3)	0.2	0.2	2.8	0.4	4.8
Adjusted earnings from continuing operations before interest and income taxes	$0.6	$5.5	$26.1	$6.1	$42.8
Adjusted earnings from continuing operations before interest and income taxes as % of revenues	0.4%	3.4%	12.7%	1.9%	11.1%

	Quarter Ended			Six Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Interest expense, net	$4.1	$3.7	$3.6	$7.8	$7.1
Interest expense, net non-GAAP reconciling adjustments (4)	1.8	1.8	1.7	3.6	3.4
Non-GAAP interest expense	$2.3	$1.9	$1.9	$4.2	$3.7

Provision for income taxes	$1.1	$2.2	$3.4	$3.3	$6.0
Income tax effects of non-GAAP reconciling adjustments (5)	(1.6)	(1.8)	0.1	(3.4)	0.6
Non-GAAP (benefit from) provision for income taxes	$(0.5)	$0.4	$3.5	$(0.1)	$6.6

(Loss) earnings from continuing operations	$(19.5)	$(12.8)	$5.9	$(32.3)	$3.2
Non-GAAP reconciling adjustments (6)	14.9	12.4	13.2	27.3	26.5
Interest expense, net non-GAAP reconciling adjustments (4)	1.8	1.8	1.7	3.6	3.4
Income tax effects of non-GAAP reconciling adjustments (5)	(1.6)	(1.8)	0.1	(3.4)	0.6
Non-GAAP net (loss) earnings	$(1.2)	$3.2	$20.7	$2.0	$32.5

Diluted (loss) earnings per share from continuing operations	$(0.21)	$(0.14)	$0.06	$(0.35)	$0.03
Earnings per share non-GAAP reconciling adjustment	0.20	0.17	0.16	0.37	0.31
Non-GAAP diluted (loss) earnings per share	$(0.01)	$0.03	$0.22	$0.02	$0.34

Diluted average shares outstanding	91,589,156	91,795,980	92,507,279	91,721,440	92,184,274
Non-GAAP adjustment (7)	—	3,180,724	2,215,158	2,922,435	2,079,695
Non-GAAP diluted average shares outstanding (7)	91,589,156	94,976,704	94,722,437	94,643,875	94,263,969

Notes:
(1) In addition to the GAAP financial measures included herein, Knowles has presented certain non-GAAP financial measures that exclude certain amounts that are included in the most directly comparable GAAP measures. Knowles believes that non-GAAP measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating Knowles' performance for business planning purposes. Knowles also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles' opinion, do not reflect its core operating performance. Knowles believes that its presentation of non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance.
(2) Production transfer costs represent duplicate costs incurred to migrate manufacturing to facilities primarily in Asia. These amounts are included in the corresponding Gross profit and (Loss) earnings from continuing operations before interest and income taxes for each period presented.
(3) In 2020, Other expenses represent expenses related to shareholder activism. In 2019, Other expenses represent expenses related to shareholder activism and the acquisition of DITF Interconnect Technology, Inc. by the Precision Devices segment.
(4) Under GAAP, certain convertible debt instruments that may be settled in cash (or other assets) upon conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s nonconvertible debt borrowing rate. Accordingly, for GAAP purposes we are required to recognize imputed interest expense on the Company’s $172.5 million of convertible senior notes due 2021 that were issued in a private placement in May 2016. The imputed interest rate is 8.12% for the convertible notes due 2021, while the actual coupon interest rate of the notes was 3.25%. The difference between the imputed interest expense and the coupon interest expense is excluded from management’s assessment of the Company’s operating performance because management believes that this non-cash expense is not indicative of its core, ongoing operating performance.
(5) Income tax effects of non-GAAP reconciling adjustments are calculated using the applicable tax rates in the jurisdictions of the underlying adjustments.
(6) The non-GAAP reconciling adjustments are those adjustments made to reconcile (Loss) earnings from continuing operations before interest and income taxes to Adjusted earnings from continuing operations before interest and income taxes.
(7) The number of shares used in the diluted per share calculations on a non-GAAP basis excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method. In addition, the Company entered into convertible note hedge transactions to offset any potential dilution from the convertible notes. Although the anti-dilutive impact of the convertible note hedges is not reflected under GAAP, the Company includes the anti-dilutive impact of the convertible note hedges in non-GAAP diluted average shares outstanding, if applicable.

KNOWLES CORPORATION
CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share amounts)
(unaudited)

	June 30, 2020	December 31, 2019
Current assets:
Cash and cash equivalents	$168.3	$78.4
Receivables, net of allowances of $1.9 and $0.8	101.6	159.6
Inventories, net	162.5	141.8
Prepaid and other current assets	10.6	8.6
Total current assets	443.0	388.4
Property, plant, and equipment, net	192.8	206.5
Goodwill	909.9	909.9
Intangible assets, net	85.2	91.7
Operating lease right-of-use assets	31.3	33.6
Other assets and deferred charges	25.5	24.5
Total assets	$1,687.7	$1,654.6

Current liabilities:
Current maturities of long-term debt	$100.0	$—
Accounts payable	75.0	87.7
Accrued compensation and employee benefits	21.5	32.1
Operating lease liabilities	9.8	9.3
Other accrued expenses	19.7	16.5
Federal and other taxes on income	5.8	5.9
Total current liabilities	231.8	151.5
Long-term debt	160.9	156.8
Deferred income taxes	2.2	2.2
Long-term operating lease liabilities	22.4	25.1
Other liabilities	26.0	29.9
Liabilities of discontinued operations	0.6	0.6
Commitments and contingencies
Stockholders' equity:
Preferred stock - $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Common stock - $0.01 par value; 400,000,000 shares authorized; 92,637,218 and 91,641,109 shares issued and outstanding at June 30, 2020, respectively, and 91,701,745 shares issued and outstanding at December 31, 2019	0.9	0.9
Treasury stock - at cost; 996,109 shares at June 30, 2020	(15.0)	—
Additional paid-in capital	1,578.0	1,574.7
Accumulated deficit	(203.7)	(175.1)
Accumulated other comprehensive loss	(116.4)	(112.0)
Total stockholders' equity	1,243.8	1,288.5
Total liabilities and stockholders' equity	$1,687.7	$1,654.6